CHURCHILL DOWNS INCORPORATED
RESTRICTED STOCK AGREEMENt

65,000 SHARES

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of the 18th day of July, 2006 by and between Robert L. Evans (the “Executive”), and Churchill Downs Incorporated (the “Company”), a Kentucky corporation with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208.

WITNESSETH:

WHEREAS, the Company has identified the Executive as the successor to the current President and Chief Executive Officer who is stepping down from such office effective August 14, 2006;

WHEREAS, the Company has entered into an employment agreement (the “Employment Agreement”) between the Company and the Executive pursuant to which the Executive will become the President and Chief Executive Officer of the Company effective August 14, 2006 (the “Start Date”);

WHEREAS, under the terms of the Employment Agreement, and as a material inducement to enter into the Employment Agreement, the Executive is to receive certain grants of equity compensation as a consequence of his employment by the Company;

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company at its meeting on July 12, 2006 authorized and directed the Company to make an award of stock to the Executive under the terms and conditions set forth in this Agreement; and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of such award.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Stock. Subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Executive 65,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), in consideration for services to be performed by the Executive as an employee of the Company and its subsidiaries. As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the “Restricted Shares”.

2. Certificates for Shares. Certificates evidencing Restricted Shares shall be deposited with the Company to be held in escrow until such Shares are released to the Executive or forfeited in accordance with this Agreement. The Executive shall, simultaneously with the execution and delivery of this Agreement, execute and deliver to the Company a stock power in blank with respect to the Restricted Shares. If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares.

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3. Adjustments in Restricted Shares.
(a)
In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution (or distribution on Common Stock of any security convertible into securities of the Company), recapitalization, merger, consolidation, split-up, combination, subdivision, reclassification, exchange of shares or the like, the Committee shall make equitable adjustments in the Restricted Shares so that the shares represent the same percentage of the Company’s equity as was the case immediately prior to such change. Any new, additional or different securities to which the Executive shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions and restrictions as the Restricted Shares so adjusted.

(b)
In the event Company merges, consolidates or effects a share exchange with another entity, or all or a substantial portion of Company’s assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by another entity (any such entity being hereafter referred to as the “Successor”) each of the Restricted Shares shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than the Restricted Shares, of the Successor, and the number of Restricted Shares shall be correspondingly adjusted, so that Executive shall have the right to that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the Restricted Shares.

4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement, Restricted Shares, and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as the “Restrictions”), but the Executive shall have all other rights of a stockholder; provided, however, that, until such time as the Restrictions lapse, the Executive shall not have the right to vote the Restricted Shares; receive dividends thereon; or purchase any securities pursuant to that certain Rights Agreement dated as of March 19, 1998, between the Company and The Fifth Third Bank (as successor Rights Agent to Bank of Louisville), as amended, and as the same may be amended, modified or supplemented from time to time.

5. Forfeiture of Restricted Shares. Subject to Section 6 below, in the event that the Executive’s employment with the Company and its subsidiaries terminates for any reason, such event shall constitute an “Event of Forfeiture” and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Executive to the Company without payment of any consideration by the Company, and neither the Executive nor any heir, personal representative, successor or assign of the Executive shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing the same.

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6. Lapse of Restrictions.

(a)  The Restrictions on the respective Restricted Shares shall lapse upon the satisfaction of the requirements described in Subsections (i) and (ii) below:

(i) for *** (**) consecutive trading days after the Start Date, the Fair Market Value of a share of the Common Stock being equal to or greater than *-*, * percent (***%) of the Fair Market Value of a share of Common Stock as of July 18, 2006 (the “Share Price Requirement”); and

(ii) for the applicable number of Restricted Shares per the schedule immediately below, the later of: (A) the corresponding date as listed on the schedule below, or (B) the satisfaction of the Share Price Requirement; provided, however, that such corresponding date or Share Price Requirement occurs prior to a Termination of Employment, but subject to Section 6(c) below:

Date	# of Shares for which Restrictions lapse and which become non-forfeitable
September 30, 2006	1,625
December 31,2006	3,250
March 31, 2007	3,250
June 30, 2007	3,250
September 30, 2007	3,250
December 31, 2007	3,250
March 31, 2008	3,250
June 30, 2008	3,250
September 30, 2008	3,250
December 31, 2008	3,250
March 31, 2009	3,250
June 30, 2009	3,250
September 30, 2009	3,250
December 31, 2009	3,250
March 31, 2010	3,250
June 30, 2010	3,250
September 30, 2010	3,250
December 31, 2010	3,250
March 31, 2011	3,250
June 30, 2011	3,250
August 14, 2011	1,625
_______________________
* Confidential information omitted and filed separately with the Securities and Exchange Commission under a Confidential Treatment Request.

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(b)  Upon the lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Executive a certificate (without any restrictive endorsement referring to such Restrictions) for the Shares that are no longer subject to such Restrictions.

(c)  In the event the Executive’s employment is terminated other than for Cause (as defined in the Employment Agreement) or if the Executive resigns for Good Reason (as defined in the Employment Agreement) for purposes of determining any lapse of the Restrictions in (a) above and the forfeiture of Shares, if any, under Section 5 and Section 6, the Executive’s employment shall be considered to have continued through the last day of the calendar quarter in which his Termination of Employment occurs.

(d)  In the event of a Change in Control during the Employment Term, the Restrictions shall immediately lapse on fifty percent (50%) of the Shares then-subject to Restrictions. The Shares that are subject to the lapse of Restrictions pursuant to this Section 6(d) shall be taken pro-rata from each tranche of the then-Restricted Shares, and the remaining portion of each tranche shall be subject to the lapse of Restrictions according to Section 6(a) above, subject to potential accelerated lapsing of Restrictions pursuant to Section 6(e) below.

(e)  If, during the 2-year period following a Change in Control during the Employment Term: (i) the Executive is terminated by the Company other than for Cause, death or Disability, or (ii) the Executive voluntarily resigns for Good Reason, the Restrictions on all then-Restricted Shares shall fully lapse, as of the Termination of Employment.

7. Withholding Requirements. Whenever Restrictions lapse with respect to Restricted Shares, the Company shall have the right to (i) withhold from sums due to the Executive; (ii) require the Executive to remit to the Company; or (iii) retain Shares otherwise deliverable to the Executive; in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any such Shares to the Executive.

8. Effect Upon Employment. Nothing contained in this Agreement shall confer upon the Executive the right to continue in the employment of the Company or its subsidiaries or affect any right that the Company or its subsidiaries may have to terminate the employment of the Executive.

9. Amendment. This Agreement may not be amended, modified or supplemented except with the consent of the Committee and by a written instrument duly executed by the Executive and the Company.

10. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Executive accepts the award of Shares hereunder subject to all of the terms and conditions of this Agreement. Executive hereby agrees to accept as binding, conclusive and final all reasonable decisions and interpretations of the Committee upon any questions arising under this Agreement, including without limitation, the interpretation of the Restrictions imposed upon the Shares.

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11. Notices. Notices shall be deemed delivered if delivered personally or if sent by registered or certified mail to the Company at its principal place of business, as set forth above, and to Executive at the address as shall most currently appear on the records of the Company, or at such other address as either party may hereafter designate in writing to the other.

12. Investment Representation. If the Shares awarded to the Executive under this Agreement are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statements, the Executive, if the Committee shall reasonably deem it advisable, may be required to represent and agree in writing (i) that any Shares acquired by the Executive under this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that the Executive has acquired such Shares for his own account and not with a view to the distribution thereof.

13. Compliance with Section 16(b). This Agreement and the grant of Shares hereunder is intended to comply with all applicable conditions of Rule 16(b)-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Company’s executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in this Agreement. Any provision of this Agreement that is contrary to a condition of Rule 16b-3 shall not apply.

14. Effective Date and Approval. It is the intent of the parties that the compensation payable to the Executive with respect to the Shares constitute qualified performance based compensation under Internal Revenue Code §162(m) and regulations issued thereunder. The effective date of the award of the Shares is July 18, 2006, and is subject to approval by stockholders of the Company holding not less than a majority of the shares present and voting at the Company’s 2007 Annual Meeting. In the event this award of Shares is not approved by stockholders of the Company, this Agreement shall be of no effect and the award of Shares hereunder shall be null and void. The Company agrees to use its reasonable best efforts to procure shareholder approval of the award of the Shares, including, without limitation, placing such matter on the agenda for the Company’s 2007 annual meeting, including appropriate disclosures in the proxy statement for such meeting, recommending to Company shareholders the approval of such Shares award and soliciting proxies for the approval of such Shares award.

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15. Code Section 409A. It is intended that any amounts payable under this Agreement and the Company’s and Executive’s exercise of authority or discretion hereunder shall comply with Code Section 409A (including the Treasury regulations and other published guidance relating thereto) so as not to subject Executive to the payment of any interest or additional tax imposed under Code Section 409A. To the extent any amount payable under this Agreement would trigger the additional tax imposed by Code Section 409A, the Agreement shall be modified to avoid such additional tax.

16.  Registration of Shares.  The Company shall use its reasonable best efforts to file, within 90 days following the execution of this Agreement, a registration statement with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares, and thereafter to cause such registration statement to become effective in accordance with the Act and the rules and regulations adopted by the Commission thereunder

17. Compliance With Other Laws And Regulations. The rights of the Executive and the obligations of Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Company shall not be required to issue or deliver certificates for shares of Common Stock before [i] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [ii] the completion of any registration or qualification of any governmental body which Company shall, in it sole discretion, determines to be necessary or advisable. The Company agrees to use its best efforts to procure any such listing, registration or qualification.

18. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement with the parties agreeing in such event to make all reasonable efforts to replace such invalid or unenforceable provision with a valid provision that will place the parties in approximately the same economic position as contemplated hereunder.

19. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the Commonwealth of Kentucky. The Executive consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument.

20. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

21. Capitalized Terms. Capitalized terms not otherwise defined in this Agreement shall have the meaning given them in the Employment Agreement.

22. Counterparts and Signatures. This Agreement may be signed in counterparts, each of which shall be an original, with the effect as if the signatures thereto and hereto were upon the same instrument. Signatures conveyed by facsimile or PDF file shall constitute original signatures.

(Signature page follows.)

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IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement as of the date first above written.

ROBERT L. EVANS
/s/ Robert L. Evans

CHURCHILL DOWNS INCORPORATED By: /s/ Robert L. Fealy Robert L. Fealy, Authorized Representative of the Board of Directors